EXHIBIT 10.3

AMENDMENT NUMBER 2

TO THE

FIRST AMERICAN CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

(the “Plan”)

WHEREAS, the current index used to determine the interest rate provided in Section 4.2(a) is no longer printed in The Wall Street Journal; and

WHEREAS, the Compensation Committee has approved amending the Plan to provide for a new reporting source for the index:

NOW THEREFORE, Regions Financial Corporation, successor to AmSouth Bancorporation, hereby amends the Plan effective January 1, 2007, as follows:

1. By amending Section 4.2(a) in its entirety to read as follows:

(a) Deferred Compensation Account. The amount of each Director’s Deferred Compensation Account shall accrue interest, compounded monthly (on a 30 day month, 360 day year basis), from the day the Deferred Compensation is credited to the Deferred Compensation Account to the date payment is made at an annual rate equal to the simple interest bond equivalent yield reported on the first U.S. Government bond reported in Bloomberg (or such other source as may be determined by the Investment Department of Regions), maturing in the next calendar year as of the close of business of the first business day of each year.

IN WITNESS WHEREOF, Regions Financial Corporation has executed this Amendment Number 2 on this 25th day of July, 2007, to be effective as provided above.

REGIONS FINANCIAL CORPORATION

By:	/S/ DAVID B. EDMONDS
David B. Edmonds
Its:	Senior Executive Vice President